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                                                                      EXHIBIT 5
                  JAMES R. LEONE & ASSOC., P.A. [LETTERHEAD]


Mobile Area Networks, Inc.
120 International Parkway
Suite 220
Heathrow, Florida 32746

RE:     MOBILE AREA NETWORKS, INC.
        Registration Statement on Form SB-2, No. 333-18439

Gentlemen:

My Activities As Legal Counsel For The Company

        I have acted as legal counsel to Mobile Area Networks, Inc. (the "Company"). I have provided legal services in connection with the Company's proposed distribution of 1,000,000 shares of the Company's no par value Common Stock (the "Common Stock"). The Common Stock is more particularly described in the Prospectus in the Registration Statement (No. 333-18439) on Form SB-2 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended. In such capacity, I have examined the corporate records of the Company, including its Articles of Incorporation, Bylaws, and Minutes of Meetings and Consents of its Directors. I also have examined and participated in the preparation of the Registration Statement.

My Opinion Relating To The Securities Offering

        Based upon the foregoing investigations and examinations, I am of the opinion that:

        1. Valid Corporation. The Company is a corporation duly incorporated and existing under the laws of the State of Texas.

        2.      Authorized Stock.   The Company's authorized Stock consists of
10,000,000 shares of voting Common Stock and 10,000,000 shares of non-voting Preferred Stock, all with no par value.





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        3.      Validity And Nonassessibility of Stock Being Sold.
The shares of the Company's Common Stock being offered for sale, upon receipt of the consideration therefor (there being no par value) and satisfaction of any other specified conditions (including compliance with federal and state securities laws), when issued, will be duly authorized and issued, fully paid and nonassessable.

Consent To Use of Opinion And To References In Prospectus

        I consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement, as amended, and with any state or self regulatory agencies for qualification or registration for sale. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus contained in the Registration Statement, as amended.


                                        Very truly yours,

                                        /s/ James R. Leone
                                        -------------------------
                                        JAMES R. LEONE